Exhibit 10.7
WAIVER AND AMENDMENT NO. 1 TO LOAN AND
SECURITY AGREEEMNT
This Waiver and Amendment No. 1 to Loan and Security Agreement (this “Amendment”) is entered into as of September 23, 2010 by and among MIDCAP FUNDING III, LLC, a Delaware limited liability company (as successor to MidCap Financial, LLC), with an office located at 7735 Old Georgetown Road, Suite 400, Bethesda, Maryland 20814 (“MidCap”), as collateral agent (“Agent”), and as a “Lender”, SILICON VALLEY BANK, a California corporation and with a loan production office located at 5820 Canoga Avenue, Suite 210, Woodland Hills, California 91367 (“SVB”), as a “Lender” (MidCap and SVB in their capacities as “Lenders” are referred to herein each as a “Lender” and collectively as the “Lenders”), and BIOLASE TECHNOLOGY, INC., a Delaware corporation (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to a certain loan arrangement, evidenced by, among other documents, instruments and agreements, the following (collectively, together with all other documents, instruments and agreements evidencing or securing the Obligations, the “Loan Documents”): (i) the Loan and Security Agreement dated as of May 27, 2010 by and among Agent, the Lenders and Borrower (the “Loan Agreement”); (ii) the Secured Promissory Note in the original principal amount of $2,100,000 dated May 27, 2010 made by Borrower payable to MidCap; (iii) the Secured Promissory Note in the original principal amount of $900,000 dated May 27, 2010 made by Borrower payable to SVB; (iv) the Intellectual Property Security Agreement dated as of May 27, 2010 by and among Borrower, Agent and the Lenders (the “Intellectual Property Security Agreement”); (v) the Unconditional Guaranty dated as of May 27, 2010 made by BL ACQUISITION CORP., a Delaware corporation (“BL Acquisition”) and BL ACQUISITION II, INC., a Delaware corporation (“BL Acquisition II” and individually and collectively, jointly and severally with BL Acquisition, the “Guarantor”) in favor of Agent and the Lenders; and (vi) the Security Agreement dated as of May 27, 2010 made by the Guarantor in favor of Agent and the Lenders (the “Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
Reference is also made to the Forbearance Agreement, dated as of August 16, 2010, by and among Agent, the Lenders and Borrower (the “Forbearance Agreement”). Pursuant to the terms of the Forbearance Agreement, the Lenders have agreed to forbear during the Forbearance Period (as defined in the Forbearance Agreement), and have so forbeared to and including the date hereof, from exercising its rights and remedies in respect of the Events of Default arising due to Borrower’s failure to comply with the financial covenant contained in Section 6.11(a) of the Loan Agreement on the Testing Date occurring on July 1, 2010 (the “July Event of Default”). In addition, Borrower has informed Agent and the Lenders that Borrower does not expect to comply with the financial covenant contained in Section 6.11(a) of the Loan Agreement on the Testing Date occurring on October 1, 2010 (the “October Event of Default” and collectively with the July Event of Default, the “Existing Defaults”) .
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement, the Intellectual Property Security Agreement and the Security Agreement.
3. DESCRIPTION OF CHANGE IN TERMS.
A. Modifications to Loan Agreement.
1. The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2(b) thereof:
“(b) Interest Payments and Repayment. Commencing on the first (1st) Payment Date following the Funding Date of Term A Loan, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3. Commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make consecutive monthly payments of principal to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (1) the amount of such Lender’s Term Loans, (2) the effective rate of interest, as determined in Section 2.3, and (3) a straight-line amortization schedule ending on the Maturity Date. All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date. The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).”

and inserting in lieu thereof the following:
“(b) Interest Payments and Repayment. Commencing on the first (1st) Payment Date following the Funding Date of Term A Loan, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3. Commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make consecutive monthly payments of principal to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (1) the amount of such Lender’s Term Loans, (2) the effective rate of interest, as determined in Section 2.3, and (3) a straight-line amortization schedule ending on the Maturity Date (provided that for the Payment Dates occurring on April 1, 2011 through and including December 1, 2011, the aggregate principal amortization of Term A Loan shall be $125,000 per month and allocated to each Lender in accordance with its respective Pro Rata Share). All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date. The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).”
2. The Loan Agreement shall be amended by adding the following sentence at the end of Section 2.2(d) thereof:
“Notwithstanding the foregoing, Borrower shall be permitted to optionally prepay all or any portion of the Term A Loans on or before March 31, 2011, provided Borrower (i) provides written notice to Agent of its election to prepay the Term A Loans at least five (5) days prior to such prepayment, and (ii) pays to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the principal amount of the Term A Loans being prepaid, plus accrued interest thereon, (B) the Final Payment in respect of the principal amount of the Term A Loans being prepaid, and (C) all other sums that shall have become due and payable, including Lenders’ Expenses (but not including any Prepayment Fee in respect of the principal amount of the Term A Loans being prepaid). The provisions of the foregoing sentence shall not apply to any prepayment of the Term A Loans upon the acceleration of the Term A Loans.”

3. The Loan Agreement shall be amended by adding the following new clauses (f) and (g) to Section 6.2 thereof:
“(f) Deliver to Agent and the Lenders on the first Business Day of each week, (i) a prospective cash flow forecast for the thirteen (13) week period commencing on such day and (ii) a report detailing the unit sales performance of Borrower and its Subsidiaries in the week preceding such day.
(g) Deliver to Agent and the Lenders on or before December 31 of each year, annual sales projections on a month-by-month basis for the succeeding calendar year (the “Annual Projections”).”
4. The Loan Agreement shall be amended by adding the following new section, appearing as Section 6.15 thereof:
“6.15 Subsequent Financing Event. Borrower shall close the Required Equity Financing on or before March 31, 2011. Borrower shall remit to Agent all proceeds of each Subsequent Equity Event for application to the repayment of the Term A Loans in accordance with Section 2.2(d) immediately upon receipt of such proceeds by Borrower. In addition, in the event the (i) the Required Equity Financing does not close on or before March 31, 2011 or (ii) the Required Equity Financing closes on or before March 31, 2011 and results in the receipt by Borrower of aggregate net cash proceeds of less than $5,000,000, on or before April 5, 2011, Borrower shall issue, execute and deliver to each Lender additional stock purchase warrants (the “Additional Warrants”), in substantially the same form as the stock purchase warrants issued by Borrower to the Lenders of the Effective Date (the “Existing Warrants”). The Additional Warrants shall have terms and conditions substantially identical to the Existing Warrants and shall have a term of five (5) years from date of issuance, representing in the aggregate (such aggregate to be allocated among the Lenders proportionally in the same proportions as the Existing Warrants) the right to purchase such number of shares of Borrower’s common stock (calculated as of the business day immediately prior to the date of issuance) as shall equal to the Applicable Percentage (as defined below) of Borrower’s then-total issued and outstanding common stock  determined on a fully-diluted, as-exercised, as-converted basis, at an exercise price per share equal to the lowest closing price per share of Borrower’s common stock reported on the NASDAQ Capital Market reported for the twenty (20) trading days immediately preceding the date of issuance. “Applicable Percentage” shall mean (i) two and one-half percent (2.50%) if the Required Equity Financing does not close on or before March 31, 2011 or (ii) one and one-half percent (1.50%) if the Required Equity Financing closes on or before March 31, 2011 and results in the receipt by Borrower of aggregate net cash proceeds equal to or greater than $3,000,000 but less than $5,000,000.”

5. The Loan Agreement shall be amended by deleting the “.” at the end of Section 8.13 and replacing it with “;” and adding the following new section, appearing as Section 8.14 thereof:
“8.14 Monthly Unit Sales. Commencing with the month ending October 31, 2010 and continuing on the last day of each month thereafter, Borrower shall fail to achieve monthly unit sales for any two consecutive months (tested as of the last day of each month) of at least 80% of the unit sales projected for such months (i) with respect to October, November and December, 2010, as set forth in Borrower’s business plan attached hereto as Exhibit E and (ii) thereafter, as set forth in Borrower’s Annual Projections as approved by Agent and the Lenders.”
6. The Loan Agreement shall be amended by deleting the following, appearing as Section 8.2(a) thereof:
“(a) Borrower fails or neglects to perform any obligation in Sections 6.1(c), 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, or 6.11 or violates any covenant in Section 7; or”
and inserting in lieu thereof the following:
“(a) Borrower fails or neglects to perform any obligation in Sections 6.1(c), 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11, 6.15 or 6.16 or violates any covenant in Section 7; or”
7. The Loan Agreement shall be amended by deleting the following, appearing as Section 8.12 thereof:
“Lien Priority. Except as permitted by Agent, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien; or”

and inserting in lieu thereof the following:
“Lien Priority. Except as permitted by Agent, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien (other than Liens in favor of Henry Schein, Inc. provided that such Liens (i) secure only the obligations of Borrower pursuant to the Schein Distribution Agreement as in effect on the Loan Modification Agreement and (ii) are subject to an Intercreditor Agreement, by and among Agent, the Lenders and Henry Schein, Inc. in form and substance acceptable to Agent and the Lenders); or”
8. The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
““Amortization Date” is December 1, 2010.
“Payment Date” is the first calendar day of each calendar month.
“Permitted Liens” are:
(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;
(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; and
(d) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.”
and inserting in lieu thereof the following:
““Amortization Date” is October 1, 2010.

“Payment Date” is the first calendar day of each calendar month; provided that the Payment Date in each month during the period commencing on October 1, 2010 through and including March 1, 2011 shall be the 10th calendar day of the month.
“Permitted Liens” are:
(a) Liens arising under this Agreement and the other Loan Documents;
(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
(d) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase; and
(e) Liens in favor of Henry Schein, Inc. granted pursuant to that certain Amended and Restated Security Agreement dated as of September  _____, 2010 by and between Borrower and Henry Schein, Inc. provided that such Liens (i) secure only the obligations of Borrower pursuant to the Schein Distribution Agreement as in effect on the Loan Modification Agreement and (ii) are subject to an Intercreditor Agreement, by and among Agent, the Lenders and Henry Schein, Inc. in form and substance acceptable to Agent and the Lenders.”
9. The Loan Agreement shall be further amended by adding the following, definitions in Section 13.1 thereof in alphabetical order:
“Loan Modification Date” means September  _____, 2010.”
“Required Equity Financing” means the receipt by Borrower, on or after the Loan Modification Date, of aggregate net cash proceeds of not less than $3,000,000 from one or more Subsequent Equity Events and application of 100% such net proceeds to the prepayment of the Term A Loans in accordance with Section 2.2(d).”

“Schein Distribution Agreement” means the Distribution and Supply Agreement dated as of September  _____, 2010 by and between Borrower and Henry Schein, Inc.
“Schein Security Agreement” means the Amended and Restated Security Agreement dated as of September  _____, 2010 by and between Borrower and Henry Schein, Inc.
“Subsequent Equity Event” means the receipt by Borrower, on or after the Loan Modification Date, of net cash proceeds from an equity or subordinated convertible debt financing and/or licensing or joint venture or corporate collaboration transaction.”
4. WAIVER. Borrower acknowledges the Existing Defaults. In consideration of and in reliance upon the representations, warranties and covenants of Borrower herein and in the Loan Documents, the Lenders hereby waive the Existing Defaults under the Loan Agreement. The Lenders’ agreement to waive the Existing Defaults as set forth in this Amendment in no way shall obligate the Lenders to waive or forbear in the future or otherwise make any future modifications to the Loan Documents or the Obligations.
5. REPRESENTATION AND WARRANTIES. To induce Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders as follows: immediately after giving effect to the waiver in Section 4 of this Amendment (a) the representations and warranties of Borrower contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing and (b) Borrower has the power and authority to execute and deliver this Amendment. Borrower understands and agrees that in entering into this Amendment, Agent and the Lenders is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents and herein.
6. CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7. RATIFICATION OF LOAN DOCUMENTS; ACKNOWLEDGEMENT OF OBLIGATIONS. Borrower hereby (a) ratifies, confirms, and reaffirms each of the terms and conditions of the Loan Documents, (b) acknowledges and agrees that except as previously amended in writing and as specifically modified by this Amendment, all terms and conditions of the Loan Documents shall remain in full force and effect, and (c) ratifies, confirms and reaffirms all terms and conditions of all security or other collateral granted to Agent and the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Agent, the Lenders and Borrower to retain as liable parties all makers of Loan Documents, unless the party is expressly released by Agent and the Lenders in writing. No maker will be released by virtue of this Amendment. Borrower acknowledges and agrees that the Term B Loan Draw Period never commenced and that the Lenders have no obligation to make any Term B Loan available to Borrower.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent or any Lender with respect to the Loan Documents, the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent or any Lender, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and each Lender from any liability thereunder.

9. WAIVER OF JURY TRIAL. Borrower hereby makes the following waiver knowingly, voluntarily, and intentionally, and understand that Agent and the Lenders, in entering into this Amendment, are expressly relying on such waiver: BORROWER HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH BORROWER, ANY GUARANTOR, AGENT, OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST LENDER OR IN WHICH LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP AMONG BORROWER, ANY GUARANTOR, AGENT AND ANY LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND THE LENDERS TO ENTER INTO THIS AMENDMENT.
10. FEES AND EXPENSES. In consideration of the execution and delivery by the Lenders of this Amendment, Borrower shall pay the Lenders an amendment fee of $60,000 to be paid to the Lenders in accordance with their respective Pro Rata Shares, which amendment fee is due and payable on the earliest to occur of (i) prepayment in full of the Term A Loan under Section 2.2(d) of the Loan Agreement, (ii) the acceleration of Term A Loan or (iii) the Maturity Date. In addition, Borrower shall reimburse Agent and the Lenders on demand for any and all unreimbursed costs, expenses, and costs of collection (including reasonable attorneys’ fees and expenses) heretofore and hereafter incurred by Agent or any Lender in connection with the protection, preservation, and enforcement by Agent or any Lender of Agent’s or any Lender’s rights and remedies under the Loan Documents, including, without limitation, the negotiation and preparation of this Amendment.
11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only upon (i) execution and delivery by Borrower and Henry Schein, Inc. of the Schein Distribution Agreement and the Schein Security Agreement on or before the Loan Modification Date, (ii) receipt by Agent and the Lenders of a fully executed Intercreditor Agreement with Henry Schein, Inc. in form and substance acceptable to Agent and the Lenders, (iii) receipt by Agent and the Lenders of evidence satisfactory to Agent and the Lenders that Borrower has received net cash proceeds of not less than $3,000,000 from Henry Schein, Inc. in connection with the execution and delivery of the Schein Distribution Agreement, (iv) receipt by the Lenders of amendments to their respective Warrants in form and substance acceptable to the Lenders, and (v) execution of this Amendment by Agent, the Lenders and Borrower. It is the intention of the parties hereto that this Amendment may be executed in any number of counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Loan Modification Date.

BORROWER: BIOLASE TECHNOLOGY, INC.
By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chairman and interim Chief Executive Officer

AGENT: MIDCAP FUNDING III, LLC, as Agent
By:	/s/ Luis Viera
	Name:	Luis Viera
	Title:	Managing Director

LENDERS: MIDCAP FUNDING III, LLC, as a Lender
By:	/s/ Luis Viera
	Name:	Luis Viera
	Title:	Managing Director

SILICON VALLEY BANK, as a Lender
By:	/s/ Marla Johnson
	Name:	Marla Johnson
	Title:	Senior Advisor

ASSENT BY GUARANTOR:
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Guarantor: (i) hereby acknowledges and assents to the terms and conditions of the foregoing Amendment; (ii) as and to the extent specified in the foregoing Amendment, hereby joins with the Borrower in making the representations, warranties, covenants, and agreements specified therein as being applicable to the Guarantor by its assent hereunder; (iii) hereby represents and warrants to the Lenders that the execution and delivery of its assent hereunder and of the instruments, documents, and agreements required by the Guarantor under the Amendment and contemplated thereby have been determined by the Guarantor: (x) to be in the best corporate interest of the Guarantor, (y) to constitute the reasonably equivalent value with respect to the benefit derived by the Guarantor therefrom, and (z) to be the free and voluntary act of the Guarantor for such valid consideration; and (iv) hereby submits to the jurisdiction of all federal and state courts situated in the State of Maryland with respect to all matters relating in any way to this Amendment and/or the other Loan Documents.

GUARANTORS: BL ACQUISITION CORP.
By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chief Executive Officer

BL ACQUISITION II, INC.
By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chief Executive Officer